AMENDMENT NO. 1

      AMENDMENT NO. 1 dated as of December 1, 1994 to the CREDIT
AGREEMENT dated as of December 14, 1992 among GATX CAPITAL
CORPORATION, a Delaware corporation (the "Company"), the Banks signatory thereto and THE CHASE MANHATTAN BANK (NATIONAL
ASSOCIATION), as Agent.


                    			    W I T N E S S E T H:

      WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement referred to above (the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Company as provided therein.

      WHEREAS, the Company has requested the Banks and the Agent to amend the Credit Agreement as provided herein.

      WHEREAS, the Banks and the Agent are agreeable to such amendment on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

1.   Definitions.

	All the terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

2.   Amendments to the Agreement.

       (a) Section 1.01 of the Credit Agreement is hereby amended by restating the definition of "Applicable Margin" to read as follows:

	     "'Applicable Margin' shall mean, with respect to Eurodollar Loans, the percentage per annum from time to time equal to that percentage set forth opposite the then current ratings of the senior, unsecured long-term debt of the Company by S&P and Moody's, respectively, in the schedule below, each change in the Applicable Margin based upon any change in any such rating to be effective on and as of the date of such change:

		 Rating                                               Applicable Margin
                                                 							      (%p.a.)
		 ------                                                       -----
Both ratings are greater than or equal to A- and A3            .2625%

The ratings are:
equal to BBB+ and Baa1 or equal to A- (or greater
   than A-) and Baa1 or equal to BBB+ and A3
   (or greater than A3)                                         .2000%

The ratings are:
equal to BBB+ and Baa2 or equal to BBB and Baa1                .2500%

The ratings are:
equal to BBB and Baa2 or equal to BBB+ and Baa3 or
equal to BBB- and Baa1                                         .3750%

The ratings are:
equal to BBB and Baa3 or equal to BBB- and Baa2               .5000%

The ratings are equal to BBB- and Baa3                        .6250%

Either rating is lower than BBB- and Baa3
or not rated by both Moody's and S&P                          .7500%"

       (b) Section 2.05(a) of the Credit Agreement is hereby amended by restating it to read as follows:

	     "(a)   The Company shall pay to the Agent for the account of each
Bank a facility fee on the daily average amount of such Bank's
Commitment (whether or not utilized), for the period from and including December 1, 1994 to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum from time to time equal to the rate set forth opposite the then rating of the senior, unsecured long-term debt of the Company by S&P and Moody's, respectively, in the schedule below, each change in such rate to be effective based on a change in any such rating to be effective on the date of such change:

		Rating                                                       Rate
                                  							                    (%p.a.)
		 ------                                                     -----
Both ratings are greater than or equal to A- and A3          .1875%

The ratings are:
equal to BBB+ and Baa1 or equal to A- (or greater
   than A-) and Baa1 or equal to BBB+ and A3
   (or greater than A3)                                       .2500%

The ratings are:
equal to BBB+ and Baa2 or equal to BBB and Baa1               .2500%
The ratings are:
equal to BBB and Baa2 or equal to BBB+ and Baa3 or
equal to BBB- and Baa1                                        .2500%

The ratings are:
equal to BBB and Baa3 or equal to BBB- and Baa2               .2500%

The ratings are equal to BBB- and Baa3                        .2500%

Either rating is lower than BBB- and Baa3
or not rated by both Moody's and S&P                          .5000%

   Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitment is terminated and the Commitment Termination Date."

       (c) The Company, the Banks and the Agent agree that as of the Amendment Closing Date (as hereinafter defined), the Commitment of CIBC Inc. shall be terminated and upon payment by the Company in full of any amounts which may be due to CIBC Inc. under the Credit Agreement and its Notes as of the Amendment Closing Date, CIBC, Inc. shall cease to be a party to the Credit Agreement.

3.   Representations and Warranties.

	In order to induce the Banks and the Agent to make this Amendment, the Company hereby represents that:

       (a) the execution and delivery of this Amendment and the performance of the Company thereunder and under the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action, will not violate any provision of law, or the Company's charter or by-laws, or result in the breach of or constitute a default, or require a consent, under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property may be bound or affected, and (ii) each of this Amendment and the Credit Agreement as amended and (ii) each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

       (b) The representations and warranties in Section 7 of the Credit Agreement are true and correct as of the Amendment Closing Date as if they were being made on such date; and

       (c) no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing on the Amendment Closing Date.

4.   Miscellaneous.

	(a) This Amendment shall be effective as of December 1, 1994 when counterparts of this Amendment shall have been executed by the Company, the Banks and the Agent, and such date shall be the "Amendment Closing Date".

	(b) Except as specifically amended hereby, all the provisions of the Credit Agreement shall remain unamended and in full force and effect, and the term "Credit Agreement", and words of like import shall be deemed to refer to the Credit Agreement as amended by this Amendment unless otherwise provided herein or the context otherwise requires. Nothing herein shall affect the obligations of the Company under the Credit
Agreement with respect to any period prior to the effective date hereof.

       (c) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       (d) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

GATX CAPITAL CORPORATION



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